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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Registration Statement No. 333-139794 on Form S-8 and Registration Statement No. 333-158383 on Form S-3 of our reports dated January 20, 2011, relating to the consolidated financial statements and financial statement schedule of Sealy Corporation and subsidiaries and the effectiveness of Sealy Corporation's internal control over financial reporting as of November 28, 2010, appearing in this Annual Report on Form 10-K of Sealy Corporation and Subsidiaries for the fiscal year ended November 28, 2010.

/s/ DELOITTE & TOUCHE LLP
Raleigh, North Carolina
January 20, 2011

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM